                                                           Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                ---------------

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           Scientific-Atlanta, Inc.

            (Exact Name of Registrant as Specified in Its Charter)

              GEORGIA                                     58-0612397
    (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
    Incorporation or Organization)

   ONE TECHNOLOGY PARKWAY, SOUTH                          30092-2967
         NORCROSS, GEORGIA                                (Zip Code)
(Address of Principal Executive Offices)



                           SCIENTIFIC-ATLANTA, INC.
               VOLUNTARY EMPLOYEE RETIREMENT AND INVESTMENT PLAN
                           (Full Title of the Plan)


                               James F. McDonald
                            Chief Executive Officer
                           Scientific-Atlanta, Inc.
                         One Technology Parkway, South
                         Norcross, Georgia 30092-2967
                    (Name and Address of Agent For Service)

                                (770) 903-5000
         (Telephone Number, Including Area Code, of Agent for Service)

                Please address a copy of all communications to:
                          William E. Eason, Jr., Esq.
                           Scientific-Atlanta, Inc.
                         One Technology Parkway, South
                         Norcross, Georgia  30092-2967
                          Telephone:  (770) 903-5000

                        CALCULATION OF REGISTRATION FEE
=========================================================================================
                                 Proposed          Proposed
Title of                          Maximum          Maximum
Securities                        Amount           Offering     Aggregate    Amount of
to be                              to be            Price       Offering    Registration
Registered                     Registered(1)     Per Share(2)     Price         Fee
-----------------------------------------------------------------------------------------
Common Stock,
Par Value $0.50
Per  Share, and
associated preferred
stock purchase rights(3)    3,000,000 shares        $20.94     $62,812,500       $18,530
=========================================================================================

____________________________

(footnotes on next page)

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Calculated pursuant to Rules 457(c) and 457(h)(1), based on the average of the high and low sale prices ($20.94 per share) of the Common Stock of the Registrant on the New York Stock Exchange on September 23, 1998.

(3) The securities also include preferred stock purchase rights associated with the common stock. Preferred stock purchase rights cannot trade separately from the underlying common stock and, therefore, do not carry a separate price or necessitate a separate filing.

                                     PART I

                     STATEMENT UNDER GENERAL INSTRUCTION E

                     REGISTRATION OF ADDITIONAL SECURITIES

        The securities covered by this Registration Statement represent additional securities that are issuable under the Registrant's Voluntary Employee Retirement and Investment Plan, as amended and restated (the "Plan"). A copy of the Plan is included as Exhibit 4 hereto. The contents of Registrant's Registration Statement on Form S-8 (File No. 33-69827) are incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents are incorporated herein by reference:

        (a) The Registrant's annual report on Form 10-K for the fiscal year ended June 26, 1998 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");

        (b) The Plan's annual report on Form 11-K for the fiscal year ended December 31, 1997;

        (c) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's annual report referred to in (a) above or the Form 11-K referred to in (b) above, as applicable; and

        (d) The description of the Registrant's common stock, par value $.50, which is contained in its registration statement on Form 10 filed under Section 12 of the Exchange Act, and the description of the preferred stock purchase rights, which is contained in its registration statement on Form 8-A filed on April 7, 1997 under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such descriptions.

        All documents subsequently filed with the Commission by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8.  EXHIBITS

   The exhibits filed as part of this Registration Statement are as follows:


Exhibit Number         Description of Exhibit
--------------         ----------------------

       4 Scientific-Atlanta, Inc. Voluntary Employee Retirement and Investment Plan

       5 Opinion of William E. Eason, Jr., General Counsel of Registrant, as to the legality of the securities being registered

      23.1        Consent of Arthur Andersen LLP

      23.2 Consent of William E. Eason, Jr. (included in the opinion filed as Exhibit 5)

      24          Power of Attorney authorizing James F. McDonald and Wallace G.
                  Haislip to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on Signature Page of Registration Statement)

      Registrant undertakes to have the Plan, as amended, submitted to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service in order to maintain the qualification of the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on this 29th day of September, 1998.


                                   SCIENTIFIC-ATLANTA, INC.

                                   By: /s/ James F. McDonald
                                       ------------------------------------
                                       JAMES F. MCDONALD, PRESIDENT AND
                                       CHIEF EXECUTIVE OFFICER


                               POWER OF ATTORNEY
                               -----------------

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James F. McDonald and Wallace G. Haislip, jointly and severally, his or her attorneys-in-fact, each with power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with the exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


/s/ James F. McDonald                             September 29, 1998
-------------------------------------             -------------------
JAMES F. MCDONALD, PRESIDENT AND CHIEF            Date
EXECUTIVE OFFICER AND DIRECTOR
(PRINCIPAL EXECUTIVE OFFICER)


/s/ Wallace G. Haislip                            September 29, 1998
-------------------------------------             -------------------
WALLACE G. HAISLIP, SENIOR VICE PRESIDENT-        Date
FINANCE, CHIEF FINANCIAL OFFICER AND TREASURER
(PRINCIPAL FINANCIAL OFFICER)


/s/ Julian W. Eidson                              September 29, 1998
-------------------------------------             -------------------
JULIAN W. EIDSON,                                 Date
VICE PRESIDENT AND CONTROLLER
(PRINCIPAL ACCOUNTING OFFICER)



                      [Signatures continued on next page]

                   [Signatures continued from preceding page]


/s/ Marion H. Antonini                           September 29, 1998
-------------------------------------            -------------------
MARION H. ANTONINI, DIRECTOR                     Date


/s/ David W. Dorman                              September 29, 1998
-------------------------------------            -------------------
DAVID W. DORMAN, DIRECTOR                        Date


/s/ William E. Kassling                          September 29, 1998
-------------------------------------            -------------------
WILLIAM E. KASSLING, DIRECTOR                    Date


/s/ Wilbur Branch King                           September 29, 1998
-------------------------------------            -------------------
WILBUR BRANCH KING, DIRECTOR                     Date


/s/ Mylle Bell Mangum                            September 29, 1998
-------------------------------------            -------------------
MYLLE BELL MANGUM, DIRECTOR                      Date


/s/ Alonzo L. McDonald                           September 29, 1998
-------------------------------------            -------------------
ALONZO L. MCDONALD, DIRECTOR                     Date


/s/ David J. McLaughlin                          September 29, 1998
-------------------------------------            -------------------
DAVID J. MCLAUGHLIN, DIRECTOR                    Date


/s/ James V. Napier                              September 29, 1998
-------------------------------------            -------------------
JAMES V. NAPIER, DIRECTOR                        Date


/s/ Sam Nunn                                     September 29, 1998
-------------------------------------            -------------------
SAM NUNN, DIRECTOR                               Date

     VOLUNTARY EMPLOYEE RETIREMENT AND INVESTMENT PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Norcross, State of Georgia, as of this 29th day of September 1998.



                                 SCIENTIFIC-ATLANTA, INC.
                                 VOLUNTARY EMPLOYEE RETIREMENT
                                 AND INVESTMENT PLAN

                                 BY:  SCIENTIFIC-ATLANTA, INC.,
                                      PLAN ADMINISTRATOR


                                 BY:/s/ Brian C. Koenig
                                    ----------------------
                                      AUTHORIZED SIGNATORY

                                 EXHIBIT INDEX



Exhibits
--------

4         Scientific-Atlanta, Inc. Voluntary Employee Retirement and Investment
          Plan

5 Opinion of William E. Eason, Jr., General Counsel as to the legality of the securities being registered

23.1      Consent of Arthur Andersen LLP

23.2      Consent of William E. Eason, Jr. (included in the opinion filed as
          Exhibit 5)

24 Power of Attorney authorizing James F. McDonald and Wallace G. Haislip to sign amendments to this Registration Statement on behalf of officers and directors of the Registrant (contained on Signature Page of Registration Statement)